Exhibit 10.21

Master Consultancy Agreement

Company	Name:	60[0] Pharmaceuticals LLC
	ABN:	Not applicable
	Address:	1025 Connecticut Avenue NW, Suite 1000, Washington DC, 20036 United States
	Email:	geoffdow@60degreespharma.com
Consultant	Contact:	Geoffrey S Dow, CEO & Principal
	Name:	Biointelect Pty Ltd
	ABN:	17 154 647 051 17 154 647 051
	Address:	15 Boden Place, Castle Hill NSW 2154
	Email:	jherz@biointelect.com.au
	Contact:	Jennifer Herz
Commencement Date		29 May 2013

Background:

The Company wishes to engage the Consultant to provide services to it from time to time and the Consultant has agreed to accept such engagement on the terms and conditions set out in this agreement.

Operative Part:

1.	The Company agrees to engage the Consultant to provide the Services on the terms and conditions set out in this agreement and any Work Order under this agreement

2.	The Consultant agrees to provide the Services to the Company and comply with the terms and conditions set out in this agreement and any Work Order under this agreement.

By signing below the Company and the Consultant (as defined above) agree to be bound by the terms of the agreement.

Signed for and on behalf of Biointelect Pty Limited by:		Signed for and on behalf of 60° Pharmaceut LLC by:

By:		By:
	Signature		Signature

Name:	Jennifer Herz	Name:	Geoffrey Dow
	Print or Type		Print or Type

Title:	CEO	Title:	CEO

Date:	6-4-2013	Date:	6-3-2013

Terms and Conditions

1	Definitions & Interpretation

1.1	In this agreement:

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Sydney, Australia.

Confidential Information means any information relating to the Company, the Company’s business and financial affairs, the existence and terms of this agreement and information, including information of the Company’s clients, provided to the Consultant of a confidential nature

Corporations Act means the Corporations Act 2001 (Cth).

Fees mean the fees and other amounts payable by the Company to the Consultant for providing the Services as specified in the Work Order relating to those Services

GST has the meaning given in the GST Law.

GST Law has the meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999.

Insolvency Event means, in respect of a party, if that party enters into bankruptcy, provisional liquidation, liquidation, voluntary administration or if a "controller'’ (as defined in the Corporations Act 2001 (Cth)) is appointed to that party or if a receiver or receiver and manager is appointed to that party, or if a mortgagee takes possession of any assets of that party whether by itself or by an agent or if that party ceases to trade or is unable to pay its debts as they fall due or if that party makes a compromise with its creditors or enters into a scheme of arrangement.

Intellectual Property Rights means all registered and unregistered rights in relation to present and future copyrights, trademarks, designs, know-how, patents, plant varieties and all other intellectual property as defined in article 2 of the Convention establishing the World Intellectual Property Organisation 1967

Key Person means the person(s) delivering the Services on behalf of the Consultant as specified in a Work Order.

Moral Rights means the right of integrity of authorship, the right of attribution of authorship and the right not to have authorship falsely attributed, more particularly as conferred by the Copyright Act 1968 (Cth), and rights of a similar nature anywhere in the world whether existing presently or which may in the future come into existence.

Personnel mean all employees (fulltime, parttime or casual) employed by, seconded to or otherwise working for a party.

Services means the services described in a Work Order.

Special Conditions means the special conditions (if any) detailed in a Work Order.

Term means the period from the Commencement Date until the agreement is terminated under clause 11.

2

Work Order means a document in the form of the Schedule 1 (Work Order) (with such changes to the form as the parties may agree), containing details of the Services to be provided by the Consultant to the Company.

1.2	In this agreement unless the contrary intention appears:

(a)	a reference to a statute or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements or any of them;

(b)	singular includes the plural number and vice versa

(c)	a reference to any one gender includes each other gender (as the case may require);

(d)	the word "person" includes a firm, corporation, body corporate, unincorporated association or any governmental authority;

(e)	a reference to a person includes a reference to the person's executors, administrators, legal personal representatives, successors and permitted assigns; and

(f)	all headings in this agreement have been inserted for the purpose of ease of reference only, they do not affect the meaning or interpretation of it

1.3	Any schedule attached to this agreement forms part of it.

2	Services

2.1	The Company engages the Consultant to provide and the Consultant agrees to provide the Services as agreed in writing from time to time during the Term by the parties signing a Work Order in which details of the Services will be recorded

2.2	The Company makes no promises to the Consultant as to the quantity of Services it will be retained by the Company to provide

2.3	The term of this agreement wil commence on the Commencement Date and will continue until terminated under clause 11.

3	Work Order

3.1	When the Company requires the Consultant to provide Services it will submit a Work Order by email to the Consultant in the form set out in Schedule 1.

3.2	A Work Order will not be binding until the Company receives from the Consultant an acceptance of that Work Order, which acceptance must be in writing and may be given by email

3.3	A Work Order issued by the Company will form part of this agreement.

3.4	Each party must act in accordance with any Special Conditions detailed in a Work Order.

3.5	The Consultant must procure the Key Person and any other of its Personnel who provide the Services to sign the personal undertaking in Schedule 2, before the Key Person or Personnel commence the performance of any Services under a Work Order

3

4	Performance of Services

4.1	The Services are to be performed at the times and to achieve the business outcomes reasonably required by the Company as specified in a Work Order and as notified from time to time by the Company to Consultant.

4.2	The Services are to be provided on behalf of the Consultant by the Key Person. The Consultant warrants that the Key Person has the skills, qualifications and experience necessary to provide the Services to the Company.

4.3	Where the Key Person is unable to provide the Services the Services are to be provided by a replacement as approved by the Company, which approval may be given subject to conditions.

4.4	The Consultant must perform the Services in a proper, workmanlike and professional manner.

4.5	The Consultant must comply with all of the Company’s reasonable requests about the performance of the Services.

5	Fees and Expenses

5.1	In consideration of the Services provided by the Consultant, the Company must pay the Consultant the Fees.

5.2	The Fees cover time spent on work for the Company whether carried out on the Company’s premises or elsewhere.

5.3	Unless otherwise expressly stated, all Fees and other amounts payable in respect of the provision of Services are exclusive of GST. GST must be paid in addition to the stated amount payable

5.4	Subject to clause 5.5, the Company must reimburse the reasonable expenses of travel, meals and other related expenses provided that the Consultant obtained the Company's prior written approval for the Consultant to incur the expense on behalf of the Company

5.5	Expenses are payable after receipt by the Company of a note of the expenses incurred accompanied by supporting vouchers

6	Consultants Status

6.1	The Consultant is an independent contractor without authority to bind the Company by contract or otherwise

6.2	The Consultant and Consultant's Personnel are not agents or employees of the Company by virtue of this agreement.

6.3	The Consultant also agrees that neither it nor its Personnel have, under this agreement, any entitlement from the Company in relation to employment or related benefits.

6.4	At all times throughout the Term, the Consultant warrants that it has paid or will pay, on or before the due date for payment all:

(a)	remuneration, superannuation and other benefits payable or to be provided to;

(b)	payroll tax payable by the Consultant in respect of wages paid or payable in respect of;

4

(c)	workers compensation insurance premiums payable by the Consultant in respect of,

employees (or deemed employees) of the Consultant in respect of work done in connection with this agreement.

6.5	The Consultant indemnifies the Company against any loss or liability (including statutory liability for unpaid wages, workers compensation insurance premiums, workers compensation liability and unpaid payroll tax) directly or indirectly arising from breach of this clause 6 or failure to pay the foregoing when due

6.6	The Consultant must not, and mustensure that the Consultant s Personnel do not

(a)	make any representations, promises or public statements about the Company or its business, without the prior written approval of the Company; or

(b)	make any false, misleading or deceptive statements with respect to the Company or its business

6.7	The Consultant must not engage in any activity which is likely to result in a conflict of interest with its role under this agreement.

7	Intellectual Property Rights

7.1	The Intellectual Property Rights in all written reports (whether final or interim) created by or on behalf of the Contractor and delivered to the Company as a result of the provision of the Services to the Company, will vest in the Company, after delivery of the report and payment of all fees due by the Company to the Contractor in respect of the work undertaken by the Contractor to which the report relates

7.2	The Intellectual Property Rights in all other materials (in whatever form they exist) brought into existence, by or on behalf of the Contractor, as a result of the provisions of the Services to the Company shall be and remain the property of the Contractor and the Company shall receive no right, title or interest in such Intellectual Property Rights.

7.3	For the avoidance of doubt, the Intellectual Property Rights in those materials provided by the Company to the Contractor during the Term of this Agreement remain with the Company or entity which licensed those materials to the Company and the Contractor acknowledges that it acquires no right or ownership of any such of the Intellectual Property Rights by virtue of this Agreement.

8	Warranties

8.1	The Consultant and the Company each represent and warrant to the other that:

(a)	it is a corporation with limited liability registered (or taken to be registered) and validly existing under the Corporations Act:

(b)	it has full power and authority to enter into and perform its obligations under this agreement in accordance with the terms of this agreement;

(c)	it has taken all necessary action to authorise the execution, delivery and performance of the agreement; and

(d)	this agreement constitutes legal, valid and binding obligations on the party and is enforceable against it in accordance with the terms of this agreement

8.2	The Consultant warrants to the Company that:

(a)	the information provided to the Company in relation to the subject matter of this agreement before the date of this agreement is true and correct;

5

(b)	the business of the Consultant is registered with the Australian Business Number set out in this agreement; and

(c)	the Consultant is registered for the purposes of GST.

9	Confidentiality

9.1	Each party must treat as confidential the Confidential Information and will treat the Confidential Information with the same level of care and protection as they would their own confidential information.

9.2	Subject to clause 9 3, each party must not, without the prior written consent of the other party, use the Confidential Information except in performing its obligations under this agreement.

9.3	Each party may disclose any Confidential Information:

(a)	with the prior written consent of the other party;

(b)	if the Confidential lnformation has come within the public domain, other than by a breach of this clause 9 by either party; or

(c)	if required to do so by a Governmental Agency,

but, to the extent possible, must consult with the other party before making the disclosure and use reasonable endeavours to agree on the form and content of the disclosure

9.4	The obligations set out in this clause 9 are in addition to, and not in substitution for any confidentiality agreements entered into between the Company and the Consultant (if any) prior to this agreement.

9.5	On termination of this agreement, each party will promptly return to the other all Confidential Information, in whatever form, in its possession, custody or control.

10	Costs

10.1	Except as expressly stated otherwise in this agreement each party must pay its own legal and other costs and expenses of negotiating, preparing, executing and performing its obligations under this agreement.

11	Termination

11.1	Either party may terminate a Work Order, without cause at any time, by giving the other party written notice which may take effect immediately.

11.2	Either party may terminate this agreement, without cause at any time, by giving the other party 10 days written notice.

12	Limitation of Liability

12.1	Subject to clause 12.2, the Consultant's aggregate liability (whether for breach of contract, breach of statutory duty or negligence or other tort) for loss or damage suffered or incurred by the Company in connection with any Services provided under this agreement by the Consultant is limited to the total amount of the Fees received by the Consultant under this agreement.

6

12.2	The limitation in clause 12.1 and the exclusion in clause 12.3 do not apply in relation to liability:

(a)	for personal injury (including sickness or death), or damage to tangible property; or

(b)	wilful breach of this agreement, gross misconduct, fraud or dishonesty of the Consultant or its personnel

12.3	Subject to clause 12.1, neither party is liable to the other party for any loss of profits or income (actual or anticipated), loss of business or of goodwill, loss of data (and cost of data re-entry) or loss arising out of business interruption or delay in the performance of any obligation and includes costs and expenses incurred in connection with such loss or in connection with the mitigation (or attempted mitigation) of such loss

13	Insurance

13.1	The Consultant must during the term of its appointment under this agreement effect and maintain with a reputable insurer licensed to conduct business in Australia a professional indemnity insurance policy. This policy must be maintained for a period of three years after the end of the Term. The policy must provide cover of not less than $1 million and must provide for at least one reinstatement of the policy during each policy year. The Consultant must promptly, on request from the Company, provide evidence of the currency of this insurance.

14	Restraint

14.1	The Consultant agrees that neither it nor the Key Person nor its other Personnel providing the Services (directly or indirectly, or through any interposed body corporate, trust, principal, agent, shareholder, beneficiary or in any other capacity) will, during the Restraint Period.

(a)	promote, participate in, operate or engage in a business in competition with the Company in the Territory;

(b)	solicit, canvass or secure the custom of a person who is or was, during the Term, a supplier of goods or services to the Company;

(c)	solicit, canvass or secure the custom of a person who is or was, during the Term, a customer of, the Company;

(d)	solicit, employ or engage the services of any employee of the Company; or

(e)	use any information concerning the business or affairs of the Company which may have been acquired by the Consultant for Consultant's own benefit or to the detriment or intended or probably detriment of the Company

14.2	In this clause 14 a reference to:

(a)	Company includes the Company and any of its related bodies corporate;

(b)	Restraint Period means the period commencing on the Commencement Date and ending 12 months after the Term of this agreement ends; and

(c)	Territory means Australia, and any countries in which work was conducted by the Consultant or its sub contractors on behalf of the Company (this list includes but is not necessarily limited to Brazil, Thailand, United States and France)

14.3	Each of the restraint obligations imposed by this agreement is a separate and independent obligation from the other restraint obligations imposed (although they are cumulative in effect)

7

14.4	The parties agree that each of the restraint obligations imposed by this clause:

(a)	is reasonable in its extent (as to duration and restrained conduct) having regard to the interests of each party to this agreement;

(b)	extends no further (in any respect) than is reasonably necessary; and

(c)	is to protect the goodwill of the Company’s business.

14.5	If any of the restraint obligations imposed by this clause 14 is judged to go beyond what is reasonable in the circumstances and necessary to protect the goodwill of the business of the Company but would be judged reasonable and necessary if any activity were deleted or a period were reduced, then the restraint obligations apply with that activity deleted or area reduced by the minimum amount necessary.

15	Notices

15.1	Any notice given in accordance with this agreement will be correctly given if it is in writing and is left at or sent by email or by pre-paid security post addressed to a party at its registered office or principal place of business for the time being or at any other address as may be notified pursuant to this clause 15 for the purpose of the service of notices.

15.2	A notice will be regarded to have been given on the date of delivery, in the case of a notice being sent by email, on the earlier of the receipt by the sender of an automated message confirming delivery or four hours after the time (as recorded on the sender’s email system) unless the sender receives an automated message that the email has not been delivered and in the case of a notice being sent by post, it will be deemed to have been given two Business Days after the date of posting.

16	Invalidity

16.1	If a provision of this agreement is void or voidable against, or is unenforceable by, a party but would not be void or voidable or unenforceable if it were read down and is capable of being read down, it is to be read down accordingly.

16.2	If a provision of this agreement is read down and is still void or voidable against, or is unenforceable by, a party:

(a)	if the provision would not be void or voidable or unenforceable if a word or words were omitted, that word or those words are to be severed; and

(b)	in any other case, the whole provision is to be severed,

and the remainder of this agreement has full effect.

17	Waiver

17.1	The failure of either party to enforce any provision of this agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this agreement.

18	Non Solicitation

18.1	During the Term of this agreement, neither party will solicit for hire any employee of the other who was involved in Services provided under this agreement. In the event either party permits the other to hire one of its employees, the parties agree to negotiate a reasonable placement fee in good faith.

8

19	Remedies

19.1	The rights and remedies contained in this agreement are cumulative and are not exclusive of any rights and remedies provided by law.

19.2	A party is entitled to enforce or take action in respect of, to the extent permitted by law, any breach of another party's obligations under this agreement notwithstanding the termination of this agreement.

20	Further Assurances

20.1	Each party must do and perform all such other acts matters and things as may be necessary or convenient to implement the provisions of this agreement so as to give effect to the intentions of the parties as expressed in this agreement.

21	Assignment

21.1	A party may not assign or deal with any right under this agreement without the prior written consent of the other party. Any purported dealing in breach of this clause is of no effect

22	Severability

22.1	If any provision of this agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

23	Whole Agreement

23.1	No modification of this agreement is binding unless it is in writing and signed by or on behalf of each party.

23.2	In relation to the subject matter of this agreement, this document embodies the entire understanding of the parties and constitutes the entire terms agreed on between them.

23.3	The Consultant acknowledges and confirms that it does not enter into this agreement in reliance on any representation or other inducement by or on behalf of the Company (or any person acting on its behalf) except as expressly set out in this document

24	Governing Law

24.1	The contents of this document, its meaning and interpretation and the relationship of the parties are to be governed by the laws of this State of New South Wales, Australia. The parties submit to the exclusive jurisdiction of the courts of that State.

9

SCHEDULE 1

Work Order

Biointelect Pty Limited ABN 17 154 647 051
Key Person	Jennifer Herz. Director
Services	#[lnsert]#
Timetable	#[lnsert]#
Fees and manner of payment	#[lnsert]#
Special Conditions (if any)	#[lnsert]#

(a)	This Work Order is made pursuant to and is governed by the terms and conditions of the Master Agreement between the Company and the Consultant dated #(Insert]# 2013 (Agreement).

(b)	Any terms used but not defined in this Work Order have the meaning given to them in the Agreement

(c)	This Work Order forms part of the Agreement and all provisions of the Agreement are applicable to this Work Order

SIGNED for Biointelect Pty Limited by its authorised officer:	SIGNED for 60° Pharmaceuticals LLC by its authorised officer:

Signature	Signature

Name (please print)	Name (please print)

Title (please print)	Title (please print)

10

SCHEDULE 2

Undertaking

From: #[lnsert full name of Individual]# of #[lnsert address]# (Individual)

To: #[Name of Company-ACN if applicable]# of #[lnsert address]# (Company)

BACKGROUND

Suite 5.02, Level 5, 139 Macquarie Street, Sydney NSW Australia 2000

A	The Company and Biointelect Pty Limited (ABN 346245)of 15 Boden Place, Castle Hill, NSW, 17 154 647 051 2154 have entered into a Master Consultancy Agreement dated #[Insert]#2013 (Agreement).

B	The Individual is an employee of Biointelect to whom either Biointelect or the Company will disclose Confidential Information to enable Biointelect to fulfil contractual obligations it has to the Company under the Agreement.

OPERATIVE PROVISIONS

1	Definitions

1.1	In this deed:

Confidential Information means all information of the Company which:

(a)	is disclosed to or observed by the Individual in the course of the Individual fulfilling the contractual obligations Biointelect has to the Company under the Agreement; and

(b)	is regarded by the Company as being confidential, including any information relating to:

(i)	the Company, its business and financial affairs;

(ii)	the business and financial affairs of Company's clients.

intellectual Property Rights means all registered and unregistered rights in relation to present and future copyrights, trademarks, designs, know-how, patents, plant varieties and all other intellectual property as defined in article 2 of the Convention establishing the World Intellectual Property Organisation 1967.

Moral Rights means the right of integrity of authorship, the right of attribution of authorship and the right not to have authorship falsely attributed, more particularly as conferred by the Copyright Act 1968 (Cth), and rights of a similar nature anywhere in the world whether existing presently or which may in the future come into existence.

2	Confidential information

2.1	Subject to clause 2.2, the Individual must:

(a)	not disclose the Confidential Information without the Company's consent;

(b)	keep the Confidential Information secure and prevent third parties from gaining access to the Confidential Information;

(c)	use the Confidential Information only for the purpose of enabling the Individual to fulfil the obligations and exercising the rights of Biointelect under the Agreement; and

(d)	promptly return to the Company all Confidential information within 30 days of written request from the Company to do so.

11

2.2	Clause 2.1 does not apply where:

(a)	disclosure is required by law;

(b)	the relevant information is in the public domain; or

(c)	the relevant information was received in good faith by the Individual from a third party who did not prohibit the proposed disclosure.

2.3	The Individual acknowledges that:

(a)	any breach of the confidentiality obligations under this deed may not be adequately compensated by an award of damages; and

(b)	any breach will entitle the Company, in addition to any other remedies available at law or in equity, to seek an injunction to restrain the committing of any breach (or continuing breach).

3	Intellectual Property

3.1	The individual must immediately disclose to Biointelect in writing any and all new materials, in which Intellectual Property Rights subsist, developed by him or her in the course of performing the obligations of Biointelect under the Agreement (Works).

3.2	The Individual acknowledges thatthe Intellectual Property Rights in all written reports (whether final or interim) created by him or her on behalf of the Contractor and delivered to the Company as a result of the provision of the Services to the Company, will vest in the Company, after delivery of the report and payment of all fees due by the Company to the Contractor in respect of the work undertaken by the Contractor to which the report relates.

3.3	The Intellectual Property Rights in all other materials (in whatever form they exist) brought into existence, by him or her on behalf of the Contractor, as a result of the provisions of the Services to the Company shall be and remain the property of the Contractor and the Company shall receive no right, title or interest in such Intellectual Property Rights.

3.4	For the avoidance of doubt, the Intellectual Property Rights in those materials provided by the Company to the Contractor during the Term of the Agreement remain with the Company or entity which licensed those materials to the Company and the Individual acknowledges that he or she acquires no right or ownership of any such of the Intellectual Property Rights of the Company by virtue of this undertaking.

3.5	The Individual acknowledges he or she must do all acts, matters and things and execute all documents that are necessary or desirable for:

(a)	perfecting the title and interest of Biointelect to the intellectual Property Rights arising in the Works assigned under clause 3.2; and

(b)	enabling Biointelect to procure registration of any of the Intellectual Property Rights that subsist in the Works in any jurisdiction

3.6	The Individual warrants that:

(a)	he or she is the author of the Works;

(b)	the Works are original and will not infringe or violate the rights of any third party;

(c)	he or she not aware of the Works infringing the rights of any third party; and

(d)	the Intellectual Property Rights in the Works vested under the Agreement in Biointelect are free from encumbrances and that the individual is free to assign the Intellectual Property Rights in the Works to Biointelect.

12

3.7	The Individual must provide such consents as are reasonably required by Biointelect in relation to any existing or future Moral Rights in respect of any Works developed by him or her in the course of performing the obligations of Biointelect under the Agreement.

3.8	Individual acknowledges that it has no rights or ownership of any aspect of the Intellectual Property Rights of the Company, or any of its clients, in any aspect or regard.

4	Restraint

4.1	The Individual (directly or indirectly, or through any interposed body corporate, trust, principal, agent, shareholder, beneficiary or in any other capacity) must not, during the Restraint Period:

(c)	promote, participate in, operate or engage in a business in competition with the Company in the Territory;

(d)	solicit, canvass or secure the custom of a person who is or was, during the term of the Agreement, a supplier of goods or services to the Company;

(e)	solicit, canvass or secure the custom of a person who is or was, during the term of the Agreement, a customer of, the Company;

(f)	solicit, employ or engage the services of any employee of the Company; or

(g)	use any information concerning the business or affairs of the Company which may have been acquired by the Individual for individual's own benefit or to the detriment or intended or probably detriment of the Company.

4.2	In this clause 14 a reference to:

(h)	#[lnsert name of Company]# includes the Company and any of its related bodies corporate;

(i)	Restraint Period means the period commencing on the Commencement Date and ending 12 months after the Term of this agreement ends; and

(j)	Territory means Australia, and any countries in which work was conducted by the Consultant or its sub contractors on behalf of the Company (this list includes but is not necessarily limited to Brazil. Thailand, United States and France)

4.3	Each of the restraint obligations imposed by this deed is a separate and independent obligation from the other restraint obligations imposed (although they are cumulative in effect).

4.4	The Individual agrees that each of the restraint obligations imposed by this clause 4:

(a)	is reasonable in its extent (as to duration and restrained conduct) having regard to the interests of the party to the Agreement;

(b)	extends no further (in ary respect) than is reasonably necessary; and

(c)	is to protect the goodwill of the Company's business.

4.5	If any of the restraint obligations imposed by this clause 4 is fudged to go beyond what is reasonable in the circumstances and necessary to protect the goodwill of the business of the Company but would be judged reasonable and necessary if any activity were deleted or a period were reduced, then the restraint obligations apply with that activity deleted or area reduced by the minimum amount necessary.

5	General

5.1	All obligations in this deed will remain valid and binding upon the Individual following expiry or termination of the Agreement.

5.2	If any part or a provision of this deed is judged invalid or unenforceable in a jurisdiction it is severed for that jurisdiction and the remainder of this deed will continue to operate.

5.3	The laws in force in New South Wales govern this deed and the Individual submits to the non-exclusive jurisdiction of the courts in NewSouth Wales.

13

SIGNED SEALED and DELIVERED by the Individual as a deed

Signature of Individual	Signature of Individual

DIANA MILLS	JENNIFER HERZ
Name	Name

6-4-2013	6-4-2013
Date	Date

14

Work Order #1 pursuant to Master Consultancy Agreement

Dated #[lnsert date]#

60° Pharmaceuticals LLC

Biointelect Pty Limited ABN 17 154 647 051

Key Person	Jennifer Herz, Director

Services

As set out in proposal letter dated 28 May 2013

Background:

60° Pharmaceuticals are developing products for treatment of dengue fever including celgosivir, an anti-viral for early treatment of infection with dengue, and a novel disease modifying agent which may be used for later state treatment and/or for treatment of severe dengue. 60° Pharmaceuticals are in need of the following consultancy services:

A) Initial approach and liaison with sanofi to negotiate access to any relevant non-clinical and clinical data related to the early development of celgosivir for HIV and HCV

B) Analysis of market access environment and assessment of market demand forecast for both products in selected countries. Countries included initialy are Brazil and Thailand.

Mexico, Singapore, Vietnam, Malaysia and India may be added at a later date.

Proposal:

A) Liaison with Sanofi

Methodology:

Initially, an approach will be made by J Herz to selected key sanofi personnel to seek informal advice on the best approach for 60° Pharmaceuticals. The overall objective is to rapidly access al relevant data for celgosivir at a minimum cost for 60° Pharmaceuticals.

•      Cost: USD$300per hour,

•      Initial contacts and written report with recommendation of initial formal approach capped at 4 hours or USD$1,200, actual hours if less to be charged.

•      Subsequent steps and costs to be agreed at each stage by the CEO of 60° Pharmaceuticals

B) Country analysis and market demand forecast

Methodology:

1)    Phase 1: Secondary research will be conducted to understand the market access environment in Brazil and Thailand and will include a review of publicly available information on the regulatory, reimbursement and policy environment related to the pharmaceutical industry in each country. Estimate 12 hours per country.

2)    Phase 2: An analysis of the healthcare systems in Brazil and Thailand, with a specific emphasis on the management of dengue fever and the use of antivirals and other relevant treatments. This will include patient flow, decision-making and pharmaceutical procurement. It will also include where possible information on mild versus severe dengue and attempt to assess the hidden burden. Publicly available information will be supplemented and validated by primary research with relevant health care professionals and decision makers from each country. This primary research will be conducted by email and telephone 12 hours per country. Consolidation and report writing for Phase 1 & 2 estimated at 6 hours per Country.

15

3) Phase 3: Forecast estimate - publications on dengue epidemiology and disease burden for each country will be reviewed from the literature to estimate patient numbers. Where possible, market intelligence on current use of pharmaceuticals which may provide analogues and be relevant for predicting uptake, usage and compliance estimates for both dengue products will be sought. In particular, 60° Pharmaceuticals would like to understand the trade-off between demand and price In both markets This information may be enhanced by purchase of local pharmaceutical market data from IMS. Quotations for this data will be sought separately and approved by the CEO of 60° Pharmaceuticals in advance.

Costs proposal:

Literature searching and sourcing relevant articles for secondary research will be conducted by CNS library service @ $85 per hour, estimated at2 hours per country, total 14 hours (NB passed through at cost from CNS)	USD$1,190
Phase 1 & 2 are estimated to take 30 hours per country with a total consulting cost of USD$9,000 per country. This estimate is based on actual hours for a similar project. Actual hours will be charged (if less than 30 hours) but capped at USD$9,000	USD$18,000
Phase 3 - Market forecast. In order to be more efficient it is recommended to prepare this in detail for one major market and then apply the forecasting model with variations for known key variables, to the other countries. Estimate 8 hours to prepare and adapt model @ $300 per hour	USD$2,400
Total project costs (excluding expenses)	[ USD$21,590

Payment schedule:

•   40% to be invoiced on acceptance and signature of this proposal

•   30% to be invoiced at the end of June

•   30% to be invoiced on submission of the final report to 60° Pharmaceuticals

•   Terms 30 days, payable by wire transfer to the following bank account:

Bank Name: Commonwealth Bank of Australia Bank/Branch Code: 062 347 Account: BIOINTELECT PTY LTD Account number: 1054 2500 SWIFT code CTBA AU 2S 3FX

Expenses:

•  Normal telephone, stationery, printing, postage and internet costs are included.

•  International phone calls to be recharged at cost (Skype will be used where possible)

•   Travel expenses to be recharged at cost but to be approved in advance by the CEO of 60° Pharmaceuticals.

Timetable	• Draft report to be provided 60 days after acceptance of this Work Order. Final report to be completed subject to feedback from 60° Pharmaceuticals
Fees and manner of payment

40% to be invoiced upon acceptance of this work order

30% to be invoiced at the end of June

30% to be invoiced upon submission offinal report by the Consultant to the Company

Payment of Fees to be made by wire transfer within 30 days of presentation of a Tax Invoice by the Consultant to the Company

16

Special Conditions (if any)

Payment to the following bank account:

Biointelect Pty Ltd

Bank Name: Commonwealth Bank of Australia

Bank/Branch Code 062 347

Account: BIOINTELECT PTY LTD

Account number: 1054 2500

SWIFT code CTBAAU 2S 3FX

(a)	This Work Order is made pursuant to and is governed by the terms and conditions of the Master Agreement between the Company and the Consultant dated June 2013 (Agreement)

(b)	Any terms used but not defined in this Work Order have the meaning given to them in the Agreement.

(c)	This Work Order forms part of the Agreement and all provisions of the Agreement are applicable to this Work Order

SIGNED for Biointelect Pty Limited by its authorised Officer	SIGNED for 60[o] Pharmaceuticals LLC by its authorised Officer

Signature	Signature

Jennifer Herz	Geoffrey Don
Name (please print)	Name (please print)

Director	CEO
Title (please print)	Title (please print)

17

Work Order #11
Biointelect Pty Limited ABN 17 154 647 051
60 Degrees Pharmaceuticals LLC [Client]
Key Persons	Jennifer Herz, in her role as Director of 60P Australia Pty Ltd
Services

Support capital raising activities with the following activities:

•      Identify and outreach to potential investors in Australia and overseas

•      Preparation of pitch deck and other supporting materials

•      Presentation of opportunity to potential investors

•      Participation in webinar and preparation of content

•      Outreach to media and response to media enquiries

•      Support CEO and Torreya with negotiations, due diligence and investor relations activities.

Project Management of activities related to agreed in vitro, preclinical and clinical studies related to testing of Tafenoquine against SARS-CoV2

•    Introductions to Certara and 360biolabs

•    Liaison with Australia investigators, CRO's, health, defence, DFAT and TGA

•    Local project management and coordination as required

Timetable	From March 2020 until deal concludes.
Fees and manner of payment

$245,000 USD in deferred compensation paid in shares of 60 Degrees Pharmaceuticals [with the number of shares to be defined by dividing $245,000 by the fair market value at the time of payment] for any deal involving an investor introduced by Biointelect which results in consummation of >$1 million USD in financing.

$100,000 USD and $155,000 USD deferred compensation paid in shares of 60 Degrees Pharmaceuticals [with the number of shares to be defined by dividing $155,000 by the fair market value at the time of payment] if the Company consummates an IPO or for any deal which results in additional $7.5 million USD or more in financing from an investor OR that results in i) sponsorship of a clinical trial for COVID19 by the 60P group and ii) that results in indefeasible retirement and conversion to equity of Knights principle, interest and debenture as a condition of closing.

Resident Director fees will be increased to $40,000 AUD p.a. in the event an IPO in consummated by 60 Degrees Pharmaceuticals LLC.

For clarity, compensation will be paid by 60 Degrees Pharmaceuticals (located at 1025 Connecticut Avenue NW, Suite 1000, Washington DC, United States) and the shares described above are in reference to shares in the same entity, and/or a successor entity and/or the entity owning 100% of 60 Degrees Pharmaceuticals LLC that will be listed in the event of an IPO.

Shares not issued within five years of execution of this work agreement will expire. The obligation of 60 Degrees Pharmaceuticals LLC to pay the cash compensation will expire withing three years of the date of execution of this agreement.

To be invoiced on completion of deal as specified above.

Special Conditions (if any)	Work is conducted at risk with payment contingent on successful funding outcome as defined above.

(a)	This Work Order is made pursuant to and is governed by the terms and conditions of the Master Agreement between the Company and the Consultant dated 29th May 2013 (Agreement).
(b)	Any terms used but not defined in this Work Order have the meaning given to them in the Agreement.
(c)	This Work Order forms part of the Agreement and all provisions of the Agreement are applicable to this Work Order.

SIGNED for Biointelect Pty Limited by its authorised officer:	SIGNED for 60 Degrees Pharmaceuticals LLC by its authorised officer:

Biointelect Pty Ltd. Suite 110, 117 Old Pittwater Road, Brookvale NSW 2100 Australia, ABN: 17 154 647 051

T 1300 800 984 E office@biointelect.com Sydney | Lyon www.biointelect.com

Signature	Signature

Jennifer Herz	Geoffrey Dow
Name (please print)	Name (please print)

Managing Director	CEO

Biointelect Pty Ltd. Suite 110, 117 Old Pittwater Road, Brookvale NSW 2100 Australia, ABN: 17 154 647 051

T 1300 800 984 E office@biointelect.com Sydney | Lyon www.biointelect.com